UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) June 6, 2012

SRI/SURGICAL EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-34953	59-3252632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12425 Race Track Road

Tampa, Florida 33626

(Address of principal executive offices)

(813) 891-9550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Merger Agreement

On June 6, 2012, SRI/Surgical Express, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with and Synergy Health plc, a public limited company incorporated in England and Wales (“Synergy Health”), Synergy Health US Holdings Limited (“Parent”), a private limited company incorporated in England and Wales and a wholly-owned indirect subsidiary of Synergy Health, and SHM Acquisition, Inc., a Florida corporation and wholly-owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and on the terms and subject to the conditions described therein, Purchaser has agreed, through Parent, to commence a cash tender offer (the “Offer”) to purchase all of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”), and the associated Rights (as defined in Item 3.03 below) distributed to the Company’s shareholders pursuant to the Rights Agreement (as defined in Item 3.03 below) (collectively with the Common Stock, the “Shares”), at a price of $3.70 per Share in cash, without interest (less any applicable withholding taxes) (the “Per Share Amount”). The transaction is valued in the aggregate at approximately $25.06 million in equity value and $38.45 million in enterprise value. Synergy Health has guaranteed the obligations of Parent and Merger Sub under the Merger Agreement.

Purchaser has agreed to commence the Offer as promptly as practicable and no later than June 18, 2012, and the Offer will expire on the 20th business day beginning with (and including) the commencement of the Offer, unless extended in accordance with the terms of the Merger Agreement and applicable law (the “Expiration Date”). The purchaser is required to extend the Offer for one or more periods of up 20 to business days each following the Expiration Date if any of the conditions to the Offer has not been satisfied or validly waived by Purchaser by the Expiration Date. The length of each such period is to be determined by the Purchaser in its sole discretion. However, in no event may the Offer be extended beyond August 27, 2012 (the “Outside Date”) without the consent of the Company.

The obligation of Parent and Purchaser to consummate the Offer is subject to customary closing conditions, including but not limited to: (a) at least a majority of the outstanding Shares (disregarding any restricted stock awards, which will be redeemed by the Company immediately following the completion of the Offer) having been validly tendered and not withdrawn prior to the expiration of the Offer (the “Minimum Tender Condition”); and (b) there having occurred no change in recommendation by the Company’s Board of Directors (the “Company Board”).

Following the successful completion of the Offer, subject to customary conditions (including receipt of the requisite approval of the Company’s shareholders, if required under applicable law), Purchaser will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). At the effective time of the Merger, each issued and outstanding Share, other than any Shares held in the treasury of the Company or owned by Parent, Purchaser or any of their respective subsidiaries, will be converted into the right to receive an amount equal to the Per Share Amount.

In the Merger Agreement, the Company granted to Purchaser an irrevocable option (the “Top-Up Option”), on the terms and subject to the conditions set forth in the Merger Agreement (including the Minimum Tender Condition), to purchase from the Company at the Per Share Amount, a number of newly-issued Shares equal to the lowest number of Shares that, when added to the number of Shares owned by Parent, Purchaser and their subsidiaries immediately prior to exercise of the Top-Up Option, would constitute one share more than 80% of the Shares outstanding immediately after the issuance of the Top-Up Shares on a fully-diluted basis (assuming the issuance of the Shares pursuant to the Top-Up Option and the exercise of all options and other rights to purchase Shares (if any) that remain outstanding after the completion of the Offer, regardless of exercise price, vesting schedule, or other terms and conditions) (the “Top-Up Option Shares”). The Top-Up Option is only exercisable once in whole and not in part at any time following the date on which Purchaser accepts for payment and pays for Shares pursuant to the Offer (the “Purchase Date”) and prior to the earlier of (i) the effective time of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms. The aggregate exercise of the Top-Up Option may be paid to the Company, at Purchaser’s election, either (i) entirely in cash or (ii) by delivering a promissory note, or any combination thereof. Such promissory note will bear simple interest at the applicable federal rate as determined for U.S. income tax purposes, will mature and principal and all accrued interest will be payable in full on or prior to one year from the date of execution of such promissory note, and will be full recourse to Parent and Purchaser. The Top-Up Option was granted and the Top-Up Shares, if any, will be issued pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended.

The Merger Agreement contains representations, warranties and covenants customary for a transaction of this nature, including among other things, covenants (a) for each of the parties to use all reasonable best efforts to cause the closing of the Offer and the Merger to occur as promptly as practicable and (b) for the Company to conduct its business in the ordinary course consistent with past practice until the effective time of the Merger.

The Company has agreed not to solicit or engage in discussions concerning alternative proposals for the acquisition of the Company, and it must notify Parent of its receipt of any inquiry or proposal regarding an alternative transaction. However, the Company may, at any time, under certain circumstances, respond to any bona fide, unsolicited alternative proposal that the Company Board determines in good faith, after consultation with outside legal counsel and the Company’s financial advisor, constitutes, or would reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement). In the event that the Company receives an unsolicited proposal that the Company Board concludes is a Superior Proposal (after giving effect to all of the adjustments to the Merger Agreement which may be offered by Parent during a three business day notice period described below), under certain circumstances the Company Board may change its approval or recommendation of the Offer, the Merger and the Merger Agreement and the Company may terminate the Merger Agreement to accept the Superior Proposal (subject to the Company paying the Breakup Fee (as defined below) within ten (10) days of such termination). However, prior to a change of approval or recommendation by the Company Board or the Company’s termination of the Merger Agreement due to a Superior Proposal, the Company must provide Parent with at least three business days’ prior notice of its intention to take such actions, and thereby provide Parent with any opportunity within such three business days to make a new offer.

The Merger Agreement also includes customary termination provisions for the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances (including, without limitation, the acceptance by the Company of a Superior Proposal or the Company Board changing its approval or recommendation of the Offer, the Merger or the Merger Agreement), the Company will be required to pay Parent a termination fee of $1,150,000 inclusive of expenses (the “Breakup Fee”), which represents 3.0% of the Company’s enterprise value based on the transaction.

In addition, if the Offer expires or terminates or is withdrawn without any Shares being purchased or is not completed on or before the Outside Date, either Parent or the Company may terminate the Merger Agreement, and, upon certain breaches of the Merger Agreement by the Company, Parent may terminate the Merger Agreement. If prior to the date of (a) the termination arising from the Offer not being completed on or before the Outside Date or (b) a termination by Parent for a breach by the Company, (i) a competing acquisition proposal is made or communicated to the Company’s senior management or the Board or is publicly disclosed and (ii) the Company enters into an agreement with respect to any such competing acquisition proposal within twelve months after such termination, then the Company will also be required to pay Parent the Breakup Fee within ten business days of entering into such definitive agreement.

Neither the Offer nor the Merger is subject to a financing condition. The closing of the Merger is subject to customary closing conditions. If Purchaser achieves ownership of 80% of the outstanding Shares through the Offer, including any exercise of the Top-Up Option described above, it has agreed to promptly effect the Merger in accordance with the “short-form” merger procedures under the Florida Business Corporation Act, without a vote or any further action by the Company’s shareholders. Otherwise, the Parent and Purchaser will need to obtain the approval of the Company’s shareholders holding a majority of the Shares to adopt the Merger Agreement prior to consummating the Merger.

Under the Merger Agreement, each option that is outstanding immediately prior to the consummation of the Offer and that is “out-of-the-money” (i.e., the Per Share Amount is equal to or less than the exercise price of such option) immediately prior to the consummation of the Offer will be automatically cancelled and retired and will cease to exist, and no consideration will be delivered in exchange for such options. Each option, whether vested or unvested, that is outstanding immediately prior to the consummation of the Offer and that is “in-the-money” (i.e., Per Share Amount is higher than the exercise price of such option) immediately prior to the consummation of the offer will be cancelled as of immediately following the consummation of the Offer and, in exchange therefor, each former holder of such cancelled options will be entitled to receive from the Company an amount per option in cash equal to the excess (if any) of the Per Share Amount over the exercise price per share of such option, without interest and subject to any required withholding taxes. Each restricted stock award, whether or not vested or exercisable, immediately prior to the consummation of the Offer will be automatically cancelled as of immediately following the consummation of the Offer and, in exchange therefor, each former holder of such cancelled restricted stock award will be entitled to receive an amount in cash, equal to the product of (i) the aggregate number of Shares in respect of such restricted stock award multiplied by (ii) the Per Share Amount, without interest and subject to any required withholding taxes.

The Merger Agreement provides that, subject to the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, upon the purchase by Purchaser pursuant to the Offer of such number of Shares as shall satisfy the Minimum Tender Condition, and from time to time thereafter, Purchaser may designate directors to serve on the Company Board up to such number of directors equal to the product (rounded up to the next whole number) obtained by multiplying (a) the total number of directors on the Company Board (giving effect to any increase in the number of directors pursuant to the Merger Agreement) by (b) the percentage that the aggregate number of Shares beneficially owned by Parent, Purchaser and their respective subsidiaries bears to the total number of Shares then outstanding.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company, Parent, Purchaser or Synergy Health in its public reports filed with the U.S. Securities and Exchange Commission by the Company, Parent or Purchaser and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company, Parent, Purchaser or Synergy Health. In particular, the representations, warranties and covenants set forth in the Merger Agreement (a) were made solely for purposes of the Merger Agreement and solely for the benefit of the contracting parties, (b) may be subject to limitations agreed upon by the contracting parties, including being qualified and modified by confidential disclosures made to Parent and Purchaser in connection with the Merger Agreement, (c) will not survive consummation of the Merger, (d) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (e) were made only as of the date of the

Merger Agreement or such other date as is specified in the Merger Agreement, and (f) may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in subsequent public disclosure. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws.

Shareholder Tender Agreement

Concurrently with the execution of the Merger Agreement, certain stockholders of the Company, who hold approximately 32% of the outstanding stock of the Company have entered into a Tender and Support Agreement (each, a “Shareholder Tender Agreement,” and collectively, the “Shareholder Tender Agreements”) with Parent and Purchaser. Pursuant to the terms of each Shareholder Tender Agreement, such shareholder has agreed to, among other things, tender his, her or its Shares in the Offer, and comply with certain restrictions on the disposition of such shares, subject to the conditions of such agreement. Each Shareholder Tender Agreement will terminate upon certain circumstances, including upon termination of the Merger Agreement, the effective time of the Merger or the termination of such Shareholder Tender Agreement by written notice from Parent to such Shareholders.

The foregoing description of each Shareholder Tender Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Shareholder Tender Agreement, which is substantially as filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

On June 6, 2012, the Company entered into an Amendment to Rights Agreement (the “Amendment”) with Registrar and Transfer Agent, as rights agent (the “Rights Agent”). The Amendment amends the terms of the Rights Agreement, dated as November 5, 2010, between the Company and the Rights Agent (the “Rights Agreement”). The Amendment was entered into in order to ensure that the Merger Agreement, the Offer, the Merger or the consummation of any other transaction contemplated by the Merger Agreement do not trigger the distribution and/or exercise of the Rights (as defined in the Rights Agreement). The Amendment provides that, among other things: (i) no Person (as defined in the Rights Agreement) will be or become an Acquiring Person (as defined in the Rights Agreement) as a result of, among other things, the execution, delivery or public announcement of the Merger Agreement, the Offer, the Merger or the other transactions contemplated by the Merger Agreement; (ii) no Stock Acquisition Date (as defined in the Rights Agreement) or Distribution Date (as defined in the Rights Agreement) will occur as a result of, among other things, the execution, delivery or public announcement of the Merger Agreement, the Offer, the Merger or the other transactions contemplated by the Merger Agreement; and (iii) the Rights will expire immediately prior to the Effective Time (as defined in the Merger Agreement). The Amendment also confirms that no Rights have been exercised through June 6, 2012, and that any exercised Rights shall be deemed null and void at the Effective Time.

A copy of the Amendment is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 7.01 Regulation FD Disclosure.

On June 7, 2012, the Company and Parent issued a joint press release announcing that they have entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1, that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 6, 2012, among the Company, Parent, Purchaser and Synergy Health

4.1	Amendment to Rights Agreement, dated as of June 6, 2012, between the Company and Registrar and Transfer Company

10.1	Form of Tender and Support Agreement

99.1	Joint Press Release dated June 7, 2012, issued by the Company and Synergy Health

IMPORTANT INFORMATION ABOUT THE TENDER OFFER

This Form 8-K is not an offer to purchase or a solicitation of an offer to sell securities of the Company. The planned tender offer by Parent and Purchaser for all of the outstanding shares of common stock of the Company described herein has not yet commenced. Following the commencement of the tender offer, Parent and Purchaser will mail to the Company shareholders an offer to purchase and related materials and the Company will mail to its shareholders a solicitation/recommendation statement with respect to the tender offer. At the time the offer is commenced, Parent and Purchaser will file a tender offer statement with the U.S. Securities and Exchange Commission (the “SEC”) on Schedule TO, and the Company will file a solicitation/recommendation statement with the SEC on Schedule 14D-9 with respect to the tender offer. Investors and the Company’s shareholders are strongly advised to read these materials in their entirety (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement when they become available, since they will contain important information that should be considered before any decision is made with respect to the tender offer. The Company’s shareholders may obtain a free copy of these materials (when they become available) and other documents filed by Parent, Purchaser or the Company with the SEC at the website maintained by the SEC at www.sec.gov. These materials also may be obtained (when they become available) for free by contacting the information agent for the tender offer (when one is selected).

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 of the Company: Some of the statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements are related to future events, other future financial performance or business strategies, and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue,” or the negative of such terms, or other comparable terminology. These statements are only predictions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider the factors discussed in filings with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2011, the Company’s quarterly reports on Form 10-Q, and periodic reports on Form 8-K. Do not rely on any forward-looking statement, as the Company cannot predict or control many of the factors that ultimately may affect its ability to achieve the results estimated. The Company makes no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRI/SURGICAL EXPRESS, INC.
(Registrant)

Date: June 7, 2012	By:	/s/ Gerald Woodard
Name: Gerald Woodard
Title: Chief Executive Officer